Exhibit 99.1

BINAH CAPITAL GROUP REPORTS RESULTS FOR THIRD QUARTER AND

FIRST NINE MONTHS OF 2025

- Grew Total Revenue 10% Year-over-Year to $137.0 Million -

- Assets Under Management (“AuM”) Increased 11% Year-over-Year to $30.0 Billion -

- Net Income of $2.1 Million -

- Increased EBITDA[*] to $5.8 Million from $1.0 Million in the Prior Year -

New York – November 13, 2025 – Binah Capital Group, Inc. (“Binah”, “Binah Capital” or the “Company”) (NASDAQ: BCG; BCGWW), a leading financial services enterprise that owns and operates a network of industry-leading firms empowering independent financial advisors, today announced results for the quarter ended September 30, 2025.

"In the third quarter this year, we again generated strong results, which reflects the appeal and performance of our differentiated RIA platform,” stated Craig Gould, Chief Executive Officer of Binah Capital Group. “ Our sustained momentum and growth initiatives enabled us to achieve double-digit year-over-year growth in both revenue and EBITDA while delivering GAAP profitability. We are grateful to our expanding team whose dedication helped to drive this excellent performance. We remain confident that the dynamic macro environment offers us meaningful opportunity to continue our growth and demonstrate the agility of our differentiated platform, and through our strong performance, achieve long-term shareholder value.”

Third Quarter and First Nine Months of 2025 Key Highlights

▪	Total advisory and brokerage assets as of September 30, 2025, grew 11% year-over-year to $30.0 billion.

▪	Total revenue increased 10% year-over-year to $137.0 million; for the third quarter, total revenue grew 9.5% to $46.2 million

▪	Gross profit was $26.4 million, compared to $23.5 million in the prior-year period.

▪	Total operating expenses were $23.5 million, compared to $26.0 million in the prior-year period, with the improvement primarily reflecting non-recurring costs from the prior-year period related to the consummation of the business combination.

▪	GAAP net income for the first three quarters of 2025 grew to $2.1 million, compared to a GAAP net loss of $3.5 million in the same period in 2024. In the third quarter of 2025, GAAP net income rose to $1.8 million from a GAAP net loss of $1.2 million in the prior year period.

[*] Non-GAAP Financial Measures. EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for depreciation expense, amortization expense, interest expense, share-based compensation and income tax. See the section captioned “Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

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▪	EBITDA* increased to $5.8 million for the first three quarters of 2025, compared to $1.0 million in the prior year period. In the third quarter of 2025, EBITDA* rose to $2.9 million from $0.4 million in the same period in 2024. The increases in both 2025 periods primarily reflect higher revenue growth and lower expenses.

Liquidity and Capital

The Company had cash and cash equivalents of $8.3 million and outstanding long-term debt of $18.2 million as of September 30, 2025.

* See "Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

About Binah Capital Group

Binah Capital Group (“Binah Capital”, “Binah” or the “Company,” is a financial services enterprise that owns and operates a network of industry-leading firms that empower independent financial advisors. As a national broker-dealer aggregator, Binah specializes in delivering value through its innovative hybrid-friendly model, making it an optimal platform for RIAs navigating today’s complex financial landscape. Binah’s portfolio companies are built to help advisors run, manage, and execute commission-based business seamlessly while providing best in class resources to support their advisory practice. We don’t just offer tools—we cultivate partnerships. Binah Capital Group stands alongside RIAs as a trusted ally, delivering the structure, flexibility, and cutting-edge solutions they need to succeed in an increasingly competitive marketplace.

For more, please visit: www.binahcap.com

Contact:

Binah Capital Investor Relations

Mary T. Conway

Conway Communications

mtconway@conwaycommsir.com

Binah Capital Media Relations

Donald Cutler or Lorene Yue

Haven Tower Group

(424) 317-4864 or (424) 317-4854

binah@haventower.com

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, defined as net income (loss) adjusted for depreciation expense, amortization, interest expense and income tax. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP or liquidity and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. The principal limitations of EBITDA are that it excludes certain expenses that are required by U.S. GAAP to be recorded in our consolidated financial statements. In addition, EBITDA is subject to inherent limitations as these metrics reflect the exercise of judgment by management about which expenses are excluded or included in determining EBITDA. A reconciliation of EBITDA to Net income, the most directly comparable GAAP measure, appears below.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be subject to the "safe harbor" created by those sections and other applicable laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Binah. Forward-looking statements include, but are not limited to statements regarding: Binah’s financial and operational outlook; Binah’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Binah’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Binah believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: our ability to comply with supervisory and regulatory compliance obligations, the risk we may be held liable for misconduct by our advisors; poor performance of our investment products and services; our ability to effectively maintain and enhance our brand and reputation; our ability to expand and retain our customer base; our future capital requirements and sources and uses of cash; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets; and the effectiveness of Binah’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Binah with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Binah cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Binah assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Binah does not give any assurance that it will achieve its expectations.

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Binah Capital Group Consolidated Balance Sheet

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

(in thousands, except per share amounts)

	Unaudited
	September 30, 2025	December 31, 2024
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$8,339	$8,486
Receivables, net:
Commission receivable	10,239	9,198
Due from clearing broker	900	873
Other	1,207	938
Property and equipment, net	389	599
Right of use assets	3,258	3,730
Intangible assets, net	758	1,021
Goodwill	39,839	39,839
Other assets	2,635	1,993

TOTAL ASSETS	$67,564	$66,677

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	$10,520	$10,208
Commissions payable	12,104	11,468
Operating lease liabilities	3,378	3,820
Notes payable, net of unamortized debt issuance costs of $627 and $739 as of September 30, 2025 and December 31, 2024, respectively	18,150	19,561
Promissory notes-affiliates	5,313	5,442

TOTAL LIABILITIES	49,464	50,499

Mezzanine Equity:
Redeemable Series A Convertible Preferred Stock, par value $0.0001, 2,000,000 shares authorized, 1,608,000 and 1,555,000 shares outstanding at September 30, 2025 and December 31, 2024	15,483	14,947
Stockholders’ Equity and Members’ Equity:
Series B Convertible Preferred Stock, par value $0.0001, 500,000 shares authorized, 150,000 shares outstanding at September 30, 2025 and December 31, 2024	1,500	1,500
Common stock, $0.0001 par value, 55,000,000 authorized, 16,602,460 issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Additional paid-in-capital	22,383	22,984
Accumulated deficit	(21,133)	(23,253)
Accumulated other comprehensive income (loss)	(154)	—
Total Stockholders’ Equity and Mezzanine Equity	18,099	16,178

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$67,564	$66,677

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Binah Capital Group Consolidated Statement of Operations

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Revenue from Contracts with Customers:
Commissions	37,370	34,780	$112,506	$102,836
Advisory fees	7,407	6,247	20,948	18,250
Total Revenue from Contracts with Customers	44,777	41,027	133,454	121,086
Interest and other income	1,421	1,170	3,178	3,209

Total revenues	46,198	42,197	136,632	124,295

Expenses:
Commissions and fees	37,202	33,832	110,240	100,839
Employee compensation and benefits	4,679	3,937	13,956	10,988
Rent and occupancy	286	285	857	870
Professional fees	558	1,120	1,807	6,059
Technology fees	751	386	2,194	1,228
Interest	534	775	1,643	2,632
Depreciation and amortization	167	268	537	862
Other	71	2,207	2,551	3,394

Total expenses	44,248	42,810	133,785	126,872

Income (loss) before provision for income taxes	1,950	(613)	2,847	(2,577)

Provision for income taxes	190	537	706	890

Net income (loss)	$1,760	$(1,150)	$2,141	$(3,467)

Net income attributable to Legacy Wentworth Management Services LLC members	—	—	—	730

Net income (loss) attributable to Binah Capital Group, Inc.	$1,760	$(1,150)	2,141	(4,197)

Net income (loss) per common share, basic	$0.08	$(0.09)	$0.06	$(0.30)
Net income (loss) per common share, diluted	$0.08	$(0.09)	$0.06	$(0.30)

Weighted average shares: basic	16,709	16,602	16,638	16,588
Weighted average shares: diluted	16,720	16,602	16,921	16,588

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Binah Capital Group Reconciliation of GAAP Net Income to EBITDA

EBITDA is non-GAAP financial measure. EBITDA is defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP or liquidity and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

Below is a reconciliation of net income to EBITDA for the periods presented (in millions):

	For the three months ended September 30,		For the nine months ended September 30,
EBITDA Reconciliation	2025	2024	2025	2024
Net income	$1.8	$(1.2)	$2.1	$(3.5)
Interest expense	0.5	0.8	1.6	2.6
Share based compensation	0.2	-	0.9	-
Provision for income taxes	0.2	0.5	0.7	0.9
Depreciation and amortization	0.2	0.3	0.5	0.9
EBITDA	$2.9	$0.4	$5.8	$0.9

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